CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Brandes Institutional International Fund and to the use of our report dated December 16, 2004 on the financial statements and financial highlights of Brandes Institutional International Fund, Inc. Such financial statements and financial highlights appear in the 2004 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

Tait, Weller & Baker

Philadelphia, Pennsylvania
February 25, 2005